Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of La Solucion, Inc. (the “Company”) on Form 10-KSB for the year ending October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond Tejeda-Acevedo, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-kSB for the period ending Cctober 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-KSB for the period ending October 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of La Solucion, Inc.

Dated: December 13, 2007

By: /s/ Raymond Tejeda-Acevedo
Raymond Tejeda-Acevedo
Chief Executive Officer and
Chief Financial Officer [Missing Graphic Reference]